UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): October 8, 2003



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


             Minnesota                  000-50371              51-0467366
 (State or other jurisdiction of       (Commission          (I.R.S. Employer
  incorporation or organization)       File Number)        Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)



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Item 7.   Financial Statements and Exhibits

          (c) The following exhibit is being furnished with this Report:

              99.1 Press Release of Curative Health Services, Inc. dated October 8, 2003.

Item 12.  Results of Operations and Financial Condition

          The following information is being furnished under Item 12, Results of Operations and Financial Condition. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

          On October 8, 2003, Curative Health Services, Inc. issued a press release to announce that it is revising its financial outlook for the third quarter ended September 30, 2003 and fiscals 2003 and 2004. The press release is furnished as Exhibit 99.1 to this Report.



Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  October 10, 2003             By:  /s/ Thomas Axmacher
                                         -----------------------------------
                                          Thomas Axmacher
                                          Chief Financial Officer

                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:
   Scott Eckstein
   Investor Relations
   Curative Health Services
   631-232-7044
   seckstein@curativehealth.com


                   CURATIVE HEALTH SERVICES REVISES OUTLOOK


          Announces Date for Third Quarter Earnings Conference Call


Hauppauge, New York - October 8, 2003 - Curative Health Services, Inc., (Nasdaq:
CURE), announced today that it is revising its financial outlook for the third quarter ended September 30, 2003 and fiscal 2003. For the third quarter of 2003, Curative now anticipates revenues in the range of approximately $46-$47 million, compared with previous guidance of approximately $48-$50 million, and GAAP net income per diluted share in the range of $0.12-$0.13, compared with previous guidance of $0.29-$0.31. Adjusted net income for the third quarter is expected to be in the range of $0.20-$0.21. Adjusted net income adds back aggregate after tax charges of approximately $1.1 million ($1.8 million pre-tax) or $0.08 per diluted share. These charges include costs associated with a convertible note offering that was not completed due to market conditions (approximately $0.8 million pre-tax or $0.03 per diluted share after tax), severance costs during the third quarter (approximately $0.5 million pre-tax or $0.02 per diluted share after tax), costs related to an acquisition that was not completed (approximately $0.3 million pre-tax or $0.02 per diluted share after tax), and additional costs for the previously announced corporate structure reorganization (approximately $0.2 million pre-tax or $0.01 per diluted share after tax).

The Company also announced revised revenue and earnings guidance for the fourth quarter and twelve months ended December 31, 2003. For the fourth quarter the Company now expects revenues to be in the range of $70-$72 million and GAAP net income in the range of $0.30-$0.32 per diluted share. For the full year 2003, the Company now expects revenues to be in the range of $219-$221 million and GAAP net income in the range of $0.93-$0.96 per diluted share. Adjusted net income per diluted share for the full year 2003 is now expected to be in the range of $1.17-$1.20. This adjusted net income per diluted share guidance adds back after tax charges of $1.6 million or $0.12 per diluted share the Company recorded in the first quarter 2003 relating to the consolidation of the Company's Specialty Pharmacy Services operations ($1.0 million) and charges associated with settlements including severance agreements ($0.6 million), with former executives terminated in March, 2002, after tax charges of $0.5 million or $0.04 per diluted share recorded in the second quarter 2003 related to terminating our existing credit facility ($0.4 million) and a proposed corporate structure reorganization ($0.1 million), as well as those charges described above for the third quarter of 2003.
(more)

Management believes the adjusted net income and adjusted net income per diluted share information is necessary to better present the Company's underlying business operating results.

For 2004, the Company now anticipates revenues of approximately $270-$280 million and GAAP net income growth of 45%-50% over 2003 GAAP net income or net income growth of 15%- 20% over 2003 adjusted net income (assuming no adjustments in 2004). The Company will discuss 2004 guidance further on its third quarter earnings conference call.

The guidance above relates to periods which have not yet ended or for which the Company has not yet closed its books or completed its review of its operating results and financial position. Accordingly, this guidance is preliminary and subject to change based on completion of that review.


There are a number of contributing factors for these guidance adjustments including the following:

    o We experienced relatively flat third quarter revenues in hemophilia related products and a pause in sequential growth in IVIG and other infusables during Q3.
    o While we see organic growth in Synagis(R) (including anticipated organic growth by the Company and the companies it has acquired) of at least 30% this season, an uncertain competitive environment in Synagis(R) has caused us to be more cautious about our expectations for additional market share gains.
    o Despite recent net contract gains we have continued to see pricing pressure in both new and re-negotiated contracts in Wound Care.
    o Higher depreciation expense from capital investments in the Company's Information Technology infrastructure to support future growth.
    o Higher operating costs in key areas such as liability insurance and employee benefits.

"We are disappointed to have to make these guidance changes but the combination of less than plan revenues and higher than expected operating costs has resulted in less than previously forecasted earnings for the third quarter of 2003 with the impact carrying through the fourth quarter of 2003 and 2004," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "While these growing pains are difficult for all of us, Curative has built an important specialty pharmacy business during the past two and a half years."

Curative will release its third quarter 2003 results on Wednesday, November 5, 2003 pre-market. The Company will host a conference call the same day at 11:00 a.m. Eastern Time to discuss its third quarter 2003 financial results, recent developments, business strategy and outlook. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Wednesday, November 5, 2003 at 1:00 p.m. Eastern Time until 12:00 a.m. Eastern Time on November 12, 2003 by dialing 1-800-428-6051 with passcode # 309426. The live broadcast of Curative's quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call through November 12, 2003 at those sites.



                                     (more)

About Curative Health Services

Curative Health Services, Inc., through its two business units, Specialty Pharmacy Services and Specialty Healthcare Services, seeks to deliver high-quality results and exceptional patient satisfaction for patients experiencing serious or chronic medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis, Rheumatoid Arthritis and Cancer.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients.


                  For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Pharmacy Services or Specialty Healthcare Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, for further discussion of these and other factors that could affect future results.

    Editors Note: This release is also available on the Internet over the World Wide Web at: http://www.curative.com.
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